Exhibit 4.1

SYNCHRONY CREDIT CARD MASTER NOTE TRUST,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee and as Custodian

Series 2018-2 INDENTURE SUPPLEMENT

Dated as of June 1, 2018

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Table of Contents

(continued)

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTE

EXHIBIT A-2	FORM OF CLASS B NOTE

EXHIBIT A-3	FORM OF CLASS C NOTE

EXHIBIT B	FORM OF MONTHLY NOTEHOLDER’S STATEMENT

SCHEDULES

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS (With Respect to Receivables)

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SERIES 2018-2 INDENTURE SUPPLEMENT, dated as of June 1, 2018 (this “Indenture Supplement”), between SYNCHRONY CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust (herein, the “Issuer” or the “Trust”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity, but solely as custodian (herein, in such capacity, the “Custodian”) and as indenture trustee (herein, in such capacity, together with its successors as provided in the Master Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of September 25, 2003 (the “Indenture”), between the Issuer and the Indenture Trustee, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, the Issuer, Deutsche Bank Trust Company Delaware, as trustee of RFS Funding Trust, RFS Holding, Inc. and the Indenture Trustee, as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, as further amended by the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, as further amended by the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, as further amended by the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee, as further amended by the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee, as further amended by the Seventh Amendment to Master Indenture, dated as of January 21, 2014, between the Issuer and the Indenture Trustee, as further amended by the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, between the Issuer and the Indenture Trustee, as further amended by the Ninth Amendment to Master Indenture, dated as of November 24, 2015, between the Issuer and the Indenture Trustee, as further amended by the Tenth Amendment to Master Indenture, dated as of March 3, 2016, between the Issuer and the Indenture Trustee, and as further amended by the Eleventh Amendment to Master Indenture, dated as of April 21, 2017, between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”).

The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

ARTICLE I
Definitions

SECTION 1.1. Definitions.

(a)          Capitalized terms used and not otherwise defined herein are used as defined in Section 1.1 of the Indenture. This Indenture Supplement shall be interpreted in accordance with the conventions set forth in Section 1.2 and Section 1.3 of the Indenture.

(b)          Each capitalized term defined herein relates only to Series 2018-2 and to no other Series. Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings:

“Accumulation Shortfall” means (a) for the first Payment Date during the Controlled Accumulation Period, zero; and (b) thereafter, for any Payment Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Payment Date over the amount deposited into the Principal Accumulation Account pursuant to Section 4.4(c)(i) for the previous Payment Date.

“Addition Date” means an “Addition Date” as such term is defined in the Transfer Agreement.

“Additional Interest” means, for any Payment Date, Class A Additional Interest, Class B Additional Interest and Class C Additional Interest for such Payment Date.

“Administration Agreement” means the Administration Agreement, dated as of September 25, 2003, between the Administrator and the Issuer.

“Administrator” means SYNCHRONY FINANCIAL, in its capacity as Administrator under the Administration Agreement or any other Person designated as an Administrator under the Administration Agreement.

“Advisers Act” is defined in Section 3.2(b)(i).

“Agreement” is defined in the preamble.

“Allocation Percentage” means, with respect to any date of determination in any Monthly Period, the percentage equivalent of a fraction:

(a)  the numerator of which shall be equal to:

(i) for Principal Collections during the Revolving Period and for Finance Charge Collections and Default Amounts at any time, the Collateral Amount at the end of the last day of the prior Monthly Period (or, in the case of the first Monthly Period, on the Closing Date); or

(ii) for Principal Collections during the Early Amortization Period and the Controlled Accumulation Period, the Collateral Amount at the end of the last day of the Revolving Period; provided, that on and after the date on which the Principal Accumulation Account Balance equals the Note Principal Balance, the numerator shall equal zero; and

(b) the denominator of which shall be the greater of (x) the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period (or, in the case of the first Monthly Period, on the Closing Date) and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Series on such date of determination; provided, that if one or more Reset Dates occur in a Monthly Period, the denominator determined pursuant to clause (x) of this clause (b) shall be (A) the Aggregate Principal Receivables as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of the current Monthly Period, to but excluding such Reset Date and (B) the Aggregate Principal Receivables as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and provided, further, that notwithstanding the preceding proviso, if a Reset Date occurs during any Monthly Period and the Issuer makes a single monthly deposit of Collections to the Collection Account pursuant to Section 8.4 of the Indenture for such Monthly Period and has not elected to make daily deposits to the Collection Account, then the denominator determined pursuant to clause (x) of this clause (b) for each day during such Monthly Period shall equal the Average Principal Balance for such Monthly Period.

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“Available Finance Charge Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, (b) the Series 2018-2 Excess Finance Charge Collections for such Monthly Period, (c) Principal Accumulation Investment Proceeds, if any, with respect to the related Transfer Date, (d) interest and earnings on funds on deposit in the Reserve Account which will be treated as Available Finance Charge Collections pursuant to Section 4.10(a) and (e) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections pursuant to Section 4.10(c); provided, that for purposes of the statement to be delivered pursuant to Section 5.2(a), the Servicer may estimate the amount of interest, earnings and expenses on any Series Account based on the most recent statement delivered by the related deposit bank.

“Available Principal Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.7 are required to be applied on the related Payment Date, plus (c) the sum of (i) any Shared Principal Collections with respect to other Principal Sharing Series (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2018-2 for application as Shared Principal Collections), (ii) the aggregate amount to be treated as Available Principal Collections pursuant to Sections 4.4(a)(vii), (viii) and (xi) and (iii) during an Early Amortization Period, the amount of Available Finance Charge Collections used to pay principal on the Notes pursuant to Section 4.4(a)(xiv) for the related Payment Date.

“Available Reserve Account Amount” means, for any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account (after taking into account any interest and earnings retained in the Reserve Account pursuant to Section 4.10(a) on such date, but before giving effect to any deposit made or to be made pursuant to Section 4.4(a)(ix) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

“Average Principal Balance” means for any Monthly Period in which a Reset Date occurs, the sum of (i) the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period, multiplied by a fraction, the numerator of which is the number of days from and including the first day of such Monthly Period, to but excluding the related Reset Date, and the denominator of which is the number of days in such Monthly Period and (ii) for each such Reset Date, the product of the Aggregate Principal Receivables determined as of the close of business on such Reset Date, multiplied by a fraction, the numerator of which is the number of days from and including such Reset Date, to the earlier of the last day of such Monthly Period (in which case such period shall include such date) or the next succeeding Reset Date (in which case such period shall exclude such date), and the denominator of which is the number of days in such Monthly Period.

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“Base Rate” means, for any Monthly Period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial Monthly Period, the actual number of days and a 360-day year) equivalent of a fraction, the numerator of which is equal to the sum of (a) the Monthly Interest, (b) the amount required to be paid pursuant to Section 4.4(a)(i) and (c) the Noteholder Servicing Fee, each with respect to the related Payment Date, and the denominator of which is the Collateral Amount plus amounts on deposit in the Principal Accumulation Account, each as of the close of business on the last day of such Monthly Period.

“Benefit Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

“Class A Additional Interest” is defined in Section 4.1(a).

“Class A Deficiency Amount” is defined in Section 4.1(a).

“Class A Monthly Interest” is defined in Section 4.1(a).

“Class A Note Initial Principal Balance” means $600,000,000.

“Class A Note Interest Rate” means a per annum rate of 3.47%.

“Class A Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

“Class A Required Amount” means, for any Payment Date, an amount equal to the excess of the amounts described in Sections 4.4(a)(i), (ii) and (iii) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.4(a).

“Class B Additional Interest” is defined in Section 4.1(b).

“Class B Deficiency Amount” is defined in Section 4.1(b).

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“Class B Monthly Interest” is defined in Section 4.1(b).

“Class B Note Initial Principal Balance” means $57,534,246.

“Class B Note Interest Rate” means a per annum rate of 3.67%.

“Class B Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class B Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2.

“Class B Required Amount” means, for any Payment Date, an amount equal to the excess of the amount described in Section 4.4(a)(iv) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.4(a).

“Class C Additional Interest” is defined in Section 4.1(c).

“Class C Deficiency Amount” is defined in Section 4.1(c).

“Class C Monthly Interest” is defined in Section 4.1(c).

“Class C Note Initial Principal Balance” means $49,315,069.

“Class C Note Interest Rate” means a per annum rate of 3.87%.

“Class C Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class C Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class C Noteholders on or prior to such date.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-3.

“Class C Required Amount” means, for any Payment Date, an amount equal to the excess of the amount described in Section 4.4(a)(v) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.4(a).

“Closing Date” means June 1, 2018.

“Collateral Amount” means, as of any date of determination, an amount equal to the excess of (a) the Initial Collateral Amount, over (b) the sum of (i) the amount of principal previously paid to the Series 2018-2 Noteholders, (ii) reductions in the Collateral Amount pursuant to Section 4.4(f), (iii) the Principal Accumulation Account Balance and (iv) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to Section 4.4(a)(viii) prior to such date.

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“Controlled Accumulation Amount” means, for any Payment Date with respect to the Controlled Accumulation Period, $235,616,439; provided, however, that if the Controlled Accumulation Period Length is determined to be more than or less than three months pursuant to Section 4.13, the Controlled Accumulation Amount for each Payment Date with respect to the Controlled Accumulation Period will be equal to (i) the initial Note Principal Balance divided by (ii) the Controlled Accumulation Period Length; provided, further, that the Controlled Accumulation Amount for any Payment Date shall not exceed the Note Principal Balance minus any amount already on deposit in the Principal Accumulation Account on such Payment Date.

“Controlled Accumulation Period” means, unless an Early Amortization Event shall have occurred prior thereto, the period commencing on the first day of the third Monthly Period preceding the Expected Principal Payment Date or such other date as is determined in accordance with Section 4.13 and ending on the first to occur of (a) the commencement of the Early Amortization Period and (b) the Final Payment Date.

“Controlled Accumulation Period Length” is defined in Section 4.13.

“Controlled Deposit Amount” means, for any Payment Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any existing Accumulation Shortfall.

“Covered Amount” means an amount, determined as of each Transfer Date for any Interest Period, equal to the sum of:

(a)          product of (i) the Class A Monthly Interest and (ii) a fraction (A) the numerator of which is equal to the lesser of the Principal Accumulation Account Balance and the Class A Note Principal Balance, each as of the last day of the calendar month preceding such Transfer Date, and (B) the denominator of which is equal to the Class A Note Principal Balance as of the last day of the calendar month preceding such Transfer Date;

(b)          product of (i) the Class B Monthly Interest and (ii) a fraction (A) the numerator of which is equal to the lesser of (x) the excess of the Principal Accumulation Account Balance over the Class A Note Principal Balance as of the last day of the calendar month preceding such Transfer Date and (y) the Class B Note Principal Balance as of the last day of the calendar month preceding such Transfer Date, and (B) the denominator of which is equal to the Class B Note Principal Balance as of the last day of the calendar month preceding such Transfer Date; and

(c)          product of (i) the Class C Monthly Interest and (ii) a fraction (A) the numerator of which is equal to the lesser of (x) the excess of the Principal Accumulation Account Balance over the sum of the Class A Note Principal Balance and the Class B Note Principal Balance, each as of the last day of the calendar month preceding such Transfer Date and (y) the Class C Note Principal Balance as of the last day of the calendar month preceding such Transfer Date, and (B) the denominator of which is equal to the Class C Note Principal Balance as of the last day of the calendar month preceding such Transfer Date.

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“Default Amount” means, as to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables (as such term is defined in the Transfer Agreement), unless there is an Insolvency Event with respect to the Originator or the Transferor) in such Defaulted Account on the day it became a Defaulted Account.

“Defaulted Account” means an Account in which there are Charged-Off Receivables.

“Dilution” means any downward adjustment made by Servicer in the amount of any Transferred Receivable (a) because of a rebate, refund or billing error to an accountholder, (b) because such Transferred Receivable was created in respect of merchandise which was refused or returned by an accountholder or (c) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

“Distribution Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.2.

“Early Amortization Period” means the period commencing on the date on which a Trust Early Amortization Event or a Series 2018-2 Early Amortization Event is deemed to occur and ending on the Final Payment Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Collateral Amount” means, at any time, the excess of (a) the sum of (i) the Collateral Amount and (ii) the Principal Accumulation Account Balance, over (b) the Note Principal Balance.

“Excess Spread Percentage” means, for any Monthly Period, a percentage equal to (a) the Portfolio Yield for such Monthly Period, minus (b) the Base Rate for such Monthly Period.

“Expected Principal Payment Date” means the May 2023 Payment Date.

“Final Payment Date” means the earliest to occur of (a) the date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the Series Maturity Date.

“Finance Charge Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.2.

“Finance Charge Shortfall” is defined in Section 4.8.

“Group One” means Series 2018-2 and each other outstanding Series previously or hereafter specified in the related Indenture Supplement to be included in Group One.

“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017.

“Indenture” is defined in the preamble.

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“Indenture Trustee” is defined in the preamble.

“Initial Collateral Amount” means $821,917,809, which equals the sum of (i) the Class A Note Initial Principal Balance, (ii) the Class B Note Initial Principal Balance, (iii) the Class C Note Initial Principal Balance and (v) the Initial Excess Collateral Amount.

“Initial Excess Collateral Amount” means $115,068,494.

“Interest Period” means, for any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date.

“Investor Charge-Offs” is defined in Section 4.6.

“Investor Default Amount” means, for any Monthly Period, the sum for all Accounts that became Defaulted Accounts during such Monthly Period, of the following amount: the product of (a) the Default Amount with respect to each such Defaulted Account and (b) the Allocation Percentage on the day such Account became a Defaulted Account.

“Investor Finance Charge Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Finance Charge Collections allocated to the Series issued pursuant to this Indenture Supplement pursuant to Section 4.3(a) for all Dates of Processing during such Monthly Period.

“Investor Principal Collections” means, for any Monthly Period, (a) during the Revolving Period, amounts deposited by the holder(s) of the Transferor Interest to the Collection Account in respect of Reallocated Principal Collections pursuant to Section 4.3(c), and (b) during the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the lesser of (i) the Required Principal Deposit Amount for such Monthly Period and (ii) the aggregate amount of Principal Collections allocated to the Series issued pursuant to this Indenture Supplement pursuant to Section 4.3(b) for all Dates of Processing during such Monthly Period; provided, that for any Monthly Period in which the Early Amortization Period commences, the amount described in this clause (ii) shall equal the sum of (x) the lesser of (A) the aggregate amount of Principal Collections allocated to the Series issued pursuant to this Indenture Supplement pursuant to Section 4.3(b) for all Dates of Processing during any portion of the Monthly Period preceding the date on which the Early Amortization Period commences and (B) the Required Principal Deposit Amount during the portion of such Monthly Period preceding the date on which the Early Amortization Period commences, plus (y) the aggregate amount of Principal Collections allocated to the Series issued pursuant to this Indenture Supplement pursuant to Section 4.3(b) for all Dates of Processing during any portion of the Monthly Period on and after the commencement of the Early Amortization Period.

“Investor Uncovered Dilution Amount” means, for any Monthly Period, an amount equal to the product of (a) the Series Allocation Percentage for such Monthly Period (which with respect to any Monthly Period in which a Reset Date occurs during that Monthly Period will be the daily average of the Series Allocation Percentages for all dates during such Monthly Period) and (b) the aggregate Dilutions occurring during such Monthly Period as to which any deposit is required to be made hereunder but has not been made, provided, that if the Free Equity Amount is greater than zero at the time the deposit referred to in clause (b) is required to be made, the Investor Uncovered Dilution Amount shall be deemed to be zero.

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“Issuer” is defined in the preamble.

“Maximum Delinquency Percentage” means, for purposes of Series 2018-2, 9%.

“Minimum Free Equity Percentage” means, for purposes of Series 2018-2, 5.5%.

“Monthly Interest” means, for any Payment Date, the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Payment Date.

“Monthly Period” means, (a) with respect to the July 2018 Payment Date, the period beginning on the Closing Date and ending on June 30, 2018, and (b) with respect to any Payment Date thereafter, the calendar month immediately preceding such Payment Date.

“Monthly Principal” is defined in Section 4.1(d).

“Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the sum of:

(a)          the lesser of (i) the Class A Required Amount and (ii) 27.00% of the Initial Collateral Amount minus the sum of (x) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date) and (y) any reductions to the Collateral Amount pursuant to Section 4.4(f), but not less than zero;

(b)          the lesser of (i) the Class B Required Amount and (ii) 20.00% of the Initial Collateral Amount minus the sum of (x) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date and as required in clause (a) above) and (y) any reductions to the Collateral Amount pursuant to Section 4.4(f), but not less than zero; and

(c)          the lesser of (i) the Class C Required Amount and (ii) 14.00% of the Initial Collateral Amount minus the sum of (x) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Payment Date and as required in clauses (a) and (b) above) and (y) any reductions to the Collateral Amount pursuant to Section 4.4(f), but not less than zero.

“Note Principal Balance” means, on any date of determination, an amount equal to the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance.

“Noteholder Servicing Fee” means, for any Transfer Date, an amount equal to one-twelfth of the product of (a) the Series Servicing Fee Percentage and (b) the Collateral Amount as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Noteholder Servicing Fee shall be calculated based on the Collateral Amount as of the Closing Date and shall be pro rated for the number of days in the first Monthly Period.

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“Payment Date” means July 16, 2018 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Plan Fiduciary” means any fiduciary purchasing a Series 2018-2 Note (or interest therein) on behalf of a Benefit Plan.

“Portfolio Yield” means, for any Monthly Period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial Monthly Period, the actual number of days and a 360-day year) equivalent of a fraction, (a) the numerator of which is equal to the excess of (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections), over (ii) the Investor Default Amount and the Investor Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Collateral Amount plus amounts on deposit in the Principal Accumulation Account, each as of the close of business on the last day of such Monthly Period.

“Principal Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.2.

“Principal Accumulation Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.2.

“Principal Accumulation Account Balance” means, for any date of determination, the principal amount, if any, on deposit in the Principal Accumulation Account on such date of determination.

“Principal Accumulation Investment Proceeds” means, with respect to each Transfer Date, the investment earnings on funds in the Principal Accumulation Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date; provided, that for purposes of all calculations to be made prior to the related Payment Date and the statement to be delivered pursuant to Section 5.2(a), the Servicer may estimate the amount of interest, earnings and expenses on the Principal Accumulation Account based on the most recent statement delivered by the related deposit bank.

“Principal Shortfall” is defined in Section 4.9.

“QIB” means a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act.

“Quarterly Excess Spread Percentage” means (a) with respect to the September 2018 Payment Date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the Monthly Period relating to the August 2018 Payment Date and (ii) the Excess Spread Percentage for the Monthly Period relating to the September 2018 Payment Date and the denominator of which is two and (b) with respect to the October 2018 Payment Date and each Payment Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages determined with respect to the Monthly Periods relating to such Payment Date and the immediately preceding two Payment Dates and the denominator of which is three.

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“Rating Agency” means, as of any date and with respect to any Class of the Series 2018-2 Notes, the nationally recognized statistical rating organizations that have been requested by the Transferor to provide ratings of such Class and that are rating the Series 2018-2 Notes on such date.

“Rating Agency Condition” means, with respect to Series 2018-2 and any action, (i) with respect to any Class of the Series 2018-2 Notes with respect to which S&P is a Rating Agency, if any, that S&P shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of such Class (ii) with respect to any outstanding Class of the Series 2018-2 Notes rated by any other Rating Agency, ten (10) days’ prior written notice (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) is delivered electronically to each applicable Rating Agency as provided in Section 8.7.

“Reallocated Principal Collections” is defined in Section 4.7.

“Reassignment Amount” means, with respect to Series 2018-2, the Redemption Amount.

“Redemption Amount” means, for any Transfer Date, after giving effect to any deposits and payments otherwise to be made on the related Payment Date, the sum of (i) the Note Principal Balance on such Payment Date, (ii) Monthly Interest for such Payment Date and any Monthly Interest previously due but not distributed to the Series 2018-2 Noteholders and (iii) the amount of Additional Interest, if any, for the related Payment Date and any Additional Interest previously due but not distributed to the Series 2018-2 Noteholders on a prior Payment Date.

“Removal Date” means a “Removal Date” as such term is defined in the Transfer Agreement.

“Required Deposit Amount” means, with respect to the Series issued pursuant to this Indenture Supplement, for any Monthly Period, the sum of (a) the Required Finance Charge Deposit Amount on such Date of Processing and (b) the Required Principal Deposit Amount on such Date of Processing.

“Required Excess Collateral Amount” means, at any time, 14.00% of the Collateral Amount; provided, that:

(a)          except as provided in clause (c), the Required Excess Collateral Amount shall never be less than 3.00% of the Initial Collateral Amount;

(b)          except as provided in clause (c), the Required Excess Collateral Amount shall not decrease during an Early Amortization Period; and

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(c)          the Required Excess Collateral Amount shall never be greater than the excess of the Note Principal Balance over the balance on deposit in the Principal Accumulation Account.

“Required Finance Charge Deposit Amount” means, with respect to the Series issued pursuant to this Indenture Supplement, for any Monthly Period, the sum of (a) the fees payable to the Indenture Trustee, the Trustee and the Administrator on the related Payment Date, (b) the Monthly Interest on the related Payment Date, (c) the Noteholder Servicing Fee, (d) if on such Date of Processing the Free Equity Amount is less than the Minimum Free Equity Amount after giving effect to all transfers and deposits on that Date of Processing, the Investor Default Amount and (e) any amount required to be deposited in the Reserve Account on the related Payment Date. To the extent any data needed to calculate the Required Finance Charge Deposit Amount is not available on any Date of Processing, the Issuer shall use the corresponding data as most recently determined or other reasonable estimate of such data until the required data is available (which shall be no later than the Transfer Date in the following Monthly Period). Without limiting the foregoing, for purposes of determining the Investor Default Amount on any Date of Processing, the Investor Default Amount shall be estimated based on the assumption that the Investor Default Amount for the current Monthly Period will equal the Investor Default Amount for the prior Monthly Period multiplied by 1.25.

“Required Principal Deposit Amount” means, with respect to the Series issued pursuant to this Indenture Supplement, for any Monthly Period, an amount equal to (a) during the Revolving Period, zero, (b) during the Controlled Accumulation Period, the Controlled Deposit Amount for the related Payment Date, and (c) during the Early Amortization Period, the Note Principal Balance, minus any amount already on deposit in the Principal Accumulation Account.

“Required Reserve Account Amount” means, for any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.50% of the Note Principal Balance or (b) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Issuer shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Issuer, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause an Early Amortization Event to occur with respect to Series 2018-2; provided, further, however, that at any time during which the Controlled Accumulation Period Length is equal to one month, the Required Reserve Account Amount shall be equal to $0.00.

“Reserve Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 4.2.

“Reserve Account Funding Date” means the Payment Date selected by the Servicer on behalf of the Issuer which occurs not later than the earliest of the Payment Date with respect to the Monthly Period which commences three months prior to the commencement of the Controlled Accumulation Period (which commencement shall be subject to postponement pursuant to Section 4.13); provided, however, that if the Rating Agency Condition is satisfied, the Issuer may postpone the Reserve Account Funding Date.

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“Reserve Account Surplus” means, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount, after giving effect to all deposits to and withdrawals from the Reserve Account to occur on or prior to the related Payment Date.

“Reserve Draw Amount” means, with respect to each Transfer Date relating to the Controlled Accumulation Period or the first Transfer Date relating to the Early Amortization Period, the amount, if any, by which the Principal Accumulation Investment Proceeds for such Payment Date are less than the Covered Amount determined as of such Transfer Date.

“Reset Date” means:

(a)          each Addition Date;

(b)          each Removal Date on which, if any Series of Notes has been paid in full, Principal Receivables for that Series are removed from the Trust;

(c)          each date on which there is an increase in the outstanding balance of any Variable Interest; and

(d)          each date on which a new Series or Class of Notes is issued.

“Revolving Period” means the period beginning on the Closing Date and ending at the close of business on the day immediately preceding the earlier of the day the Controlled Accumulation Period commences or the day the Early Amortization Period commences.

“Series Accounts” means, collectively, the Finance Charge Account, the Principal Account, the Principal Accumulation Account, the Distribution Account and the Reserve Account.

“Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the Allocation Percentage for Finance Charge Collections for all outstanding Series on such date of determination; provided, that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentage for the portion of the Monthly Period falling on and after each such Reset Date and prior to any subsequent Reset Date will be determined using a denominator which is equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Collections for all outstanding Series as of the close of business on the subject Reset Date.

“Series Maturity Date” means, with respect to Series 2018-2, the May 2026 Payment Date.

“Series Servicing Fee Percentage” means 2% per annum.

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“Series 2018-2” means the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2018-2 Early Amortization Event” is defined in Section 6.1.

“Series 2018-2 Excess Finance Charge Collections” means Excess Finance Charge Collections allocated from other Series in Group One to Series 2018-2 pursuant to Section 8.6 of the Indenture.

“Series 2018-2 Note” means a Class A Note, a Class B Note or a Class C Note.

“Series 2018-2 Noteholder” means a Class A Noteholder, a Class B Noteholder or a Class C Noteholder.

“Similar Law” means any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Surplus Collateral Amount” means, with respect to any Payment Date, the excess, if any, of the Excess Collateral Amount over the Required Excess Collateral Amount, in each case calculated after giving effect to any deposits into the Principal Accumulation Account and payments of principal on such Payment Date, but before giving effect to any reduction in the Collateral Amount on such Payment Date pursuant to Section 4.4(f).

“Transaction Parties” is defined in Section 3.2(b)(i).

“Trust” is defined in the preamble.

SECTION 1.2. Incorporation of Terms. The terms of the Indenture are incorporated in this Supplement as if set forth in full herein. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Supplement and the terms of the Indenture conflict, the terms of this Supplement shall control with respect to the Series 2018-2.

ARTICLE II
Creation of the Series 2018-2 Notes

SECTION 2.1. Designation.

(a)          There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “Synchrony Credit Card Master Note Trust, Series 2018-2” or the “Series 2018-2 Notes.” The Series 2018-2 Notes shall be issued in three Classes, known as the “Class A Series 2018-2 Fixed Rate Asset Backed Notes”, the “Class B Series 2018-2 Fixed Rate Asset Backed Notes” and the “Class C Series 2018-2 Fixed Rate Asset Backed Notes.”

(b)         Series 2018-2 shall be included in Group One and shall be a Principal Sharing Series. Series 2018-2 shall be an Excess Allocation Series with respect to Group One only. Series 2018-2 shall not be subordinated to any other Series.

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(c)          The Series 2018-2 Class A Notes shall be issued in minimum denominations of $10,000 and in integral multiples of $1,000 and the Class B Notes and the Class C Notes shall be issued in minimum denominations of $10,000 and in integral multiples of $1.

SECTION 2.2. Transfer Restrictions.

(a)          Each Class A Note, Class B Note and Class C Note will bear a legend to the effect of the following unless determined otherwise by the Administrator (as certified to the Indenture Trustee in an Officer’s Certificate) consistent with applicable law:

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE (EACH, A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) IF IT IS A BENEFIT PLAN, ITS DECISION TO ACQUIRE SUCH NOTE (OR INTEREST THEREIN) HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1). BENEFIT PLANS OR PLANS SUBJECT TO SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THIS NOTE DOES NOT HAVE A CURRENT INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

(b)          Any Notes that were beneficially owned by the Issuer or the single beneficial owner of the Issuer for U.S. federal income tax purposes as of the Closing Date, may not be transferred for U.S. federal income tax purposes to another Person (other than the single beneficial owner of the Issuer for U.S. federal income tax purposes) unless the Administrator shall cause an opinion of nationally recognized tax counsel to be delivered to the Administrator and Indenture Trustee to the effect that such Notes will be treated as debt for U.S. federal income tax purposes. In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Administrator as a condition to such transfer.

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ARTICLE III
REPRESENTATIONS, WARRANTIES and Covenants

SECTION 3.1. Representations, Warranties and Covenants with respect to Receivables. The parties hereto agree that the representations, warranties and covenants set forth in Schedule I shall be a part of this Indenture Supplement for all purposes.

SECTION 3.2. Representations, Warranties and Covenants with respect to ERISA.

(a)          By acquiring a Series 2018-2 Note (or interest therein), each purchaser and subsequent transferee shall be deemed to represent and warrant that either (i) it is not (and for so long as it holds such Series 2018-2 Note will not be), is not acting on behalf of (and for so long as it holds such Series 2018-2 Note will not be acting on behalf of), and is not investing the assets of a Benefit Plan or a governmental plan, church plan or non-U.S. plan that is subject to any Similar Law or (ii) its acquisition, continued holding and disposition of such Series 2018-2 Note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law. Benefit Plans may not acquire the Series 2018-2 Notes at any time that the Series 2018-2 Notes do not have a current investment grade rating from a nationally recognized statistical rating organization.

(b)          By acquiring a Series 2018-2 Note (or interest therein), each purchaser and subsequent transferee that is a Benefit Plan, and any Plan Fiduciary, shall be deemed to represent and warrant that the decision to acquire the Series 2018-2 Note (or interest therein) has been made by the Plan Fiduciary and the Plan Fiduciary is an “independent fiduciary with financial expertise” as described in 29 C.F.R. Sec. 2510.3-21(c)(1). Specifically, this requires the Benefit Plan and Plan Fiduciary to represent and warrant that:

(i)          The Plan Fiduciary is independent of the Transferor, the Trust, any underwriter of such Series 2018-2 Note and their respective Affiliates (for purposes of this Section, the “Transaction Parties”), and such Plan Fiduciary either (A) is a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency, (B) is an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an employee benefit plan described in Section 3(3) of ERISA or any plan described in Section 4975(e)(1)(A) of the Code; (C) is an investment adviser registered under the Advisers Act, or, if not registered as an investment advisor under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisors Act, is registered as an investment advisor under the laws of the U.S. state in which it maintains its principal office and place of business, (D) is a broker-dealer registered under the Securities Exchange Act or (E) holds or has under its management or control, total assets of at least $50,000,000; provided, that this clause (E) shall not be satisfied if such Plan Fiduciary is either (1) an individual directing his or her own individual retirement account or a relative of such individual or (2) a participant or beneficiary of such Benefit Plan purchasing such Series 2018-2 Note or a relative of such participant or beneficiary;

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(ii)         the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by such Benefit Plan of such Series 2018-2 Note;

(iii)        the Plan Fiduciary is a “fiduciary” with respect to such Benefit Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating such Benefit Plan’s acquisition of such Series 2018-2 Note;

(iv)        none of the Transaction Parties has exercised any authority to cause such Benefit Plan to invest in the Series 2018-2 Notes or to negotiate the terms of such Benefit Plan’s investment in the Series 2018-2 Notes; and

(v)         the Plan Fiduciary has been informed by the Transaction Parties (A) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and no such entity has given investment advice or otherwise made a recommendation, in connection with such Benefit Plan’s acquisition of such Series 2018-2 Note (other than advice, if any, given by an underwriter to an independent fiduciary that meets the requirements of Section 3.1(b)(i) above) and (B) of the existence and nature of the Transaction Parties’ financial interests in such Benefit Plan’s acquisition of such Series 2018-2 Note, as described in the prospectus with respect to the Series 2018-2 Notes.

ARTICLE IV
Rights of Series 2018-2 Noteholders and Allocation and Application of Collections

SECTION 4.1. Determination of Interest and Principal.

(a)          The amount of monthly interest (“Class A Monthly Interest”) due and payable with respect to the Class A Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is 30 (but in the case of the initial Interest Period, 44) and the denominator of which is 360, (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period and (iii) the Class A Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Payment Date, the Class A Note Initial Principal Balance).

With respect to each Payment Date, the Issuer shall determine the excess, if any (the “Class A Deficiency Amount”), of (x) the aggregate amount of Class A Monthly Interest payable pursuant to this Section 4.1(a) as of the prior Payment Date over (y) the amount of Class A Monthly Interest actually paid on such Payment Date. If the Class A Deficiency Amount for any Payment Date is greater than zero, on each subsequent Payment Date until such Class A Deficiency Amount is fully paid, an additional amount (“Class A Additional Interest”) equal to the product of (i) a fraction, the numerator of which is 30 and the denominator of which is 360, (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period plus 2% per annum and (iii) such Class A Deficiency Amount (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

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(b)          The amount of monthly interest (“Class B Monthly Interest”) due and payable with respect to the Class B Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is 30 (but in the case of the initial Interest Period, 44) and the denominator of which is 360, (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period and (iii) the Class B Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Payment Date, the Class B Note Initial Principal Balance).

With respect to each Payment Date, the Issuer shall determine the excess, if any (the “Class B Deficiency Amount”), of (x) the aggregate amount of Class B Monthly Interest payable pursuant to this Section 4.1(b) as of the prior Payment Date over (y) the amount of Class B Monthly Interest actually paid on such Payment Date. If the Class B Deficiency Amount for any Payment Date is greater than zero, on each subsequent Payment Date until such Class B Deficiency Amount is fully paid, an additional amount (“Class B Additional Interest”) equal to the product of (i) a fraction, the numerator of which is 30 and the denominator of which is 360, (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period plus 2% per annum and (iii) such Class B Deficiency Amount (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

(c)          The amount of monthly interest (“Class C Monthly Interest”) due and payable with respect to the Class C Notes on any Payment Date shall be an amount equal to the product of (i) a fraction, the numerator of which is 30 (but in the case of the initial Interest Period, 44) and the denominator of which is 360, (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period and (iii) the Class C Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Payment Date, the Class C Note Initial Principal Balance).

With respect to each Payment Date, the Issuer shall determine the excess, if any (the “Class C Deficiency Amount”), of (x) the aggregate amount of Class C Monthly Interest payable pursuant to this Section 4.1(c) as of the prior Payment Date over (y) the amount of Class C Monthly Interest actually paid on such Payment Date. If the Class C Deficiency Amount for any Payment Date is greater than zero, on each subsequent Payment Date until such Class C Deficiency Amount is fully paid, an additional amount (“Class C Additional Interest”) equal to the product of (i) a fraction, the numerator of which is 30 and the denominator of which is 360, (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period plus 2% per annum and (iii) such Class C Deficiency Amount (or the portion thereof which has not been paid to the Class C Noteholders) shall be payable as provided herein with respect to the Class C Notes. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed to the Class C Noteholders only to the extent permitted by applicable law.

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(d)          The amount of monthly principal to be transferred from the Principal Account with respect to the Notes on each Payment Date (the “Monthly Principal”), beginning with the Payment Date in the Monthly Period following the Monthly Period in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to the related Monthly Period, (ii) for each Payment Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Payment Date, (iii) the Collateral Amount (after taking into account any adjustments to be made on such Payment Date pursuant to Sections 4.6 and 4.7) prior to any deposit into the Principal Accumulation Account on such Payment Date and (iv) the Note Principal Balance, minus any amount already on deposit in the Principal Accumulation Account on such Payment Date.

SECTION 4.2. Establishment of Accounts.

(a)          As of the Closing Date, the Issuer covenants to have established and shall thereafter maintain the Finance Charge Account, the Principal Account, the Principal Accumulation Account, the Distribution Account and the Reserve Account, each of which shall be an Eligible Deposit Account.

(b)          If the depositary institution wishes to resign as depositary of any of the Series Accounts for any reason or fails to carry out the instructions of the Issuer for any reason, then the Issuer shall promptly notify the Indenture Trustee on behalf of the Noteholders.

(c)          On or before the Closing Date, the Issuer shall enter into a depositary agreement to govern the Series Accounts pursuant to which such accounts are continuously identified in the depositary institution’s books and records as subject to a security interest in favor of the Indenture Trustee on behalf of the Noteholders and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Indenture Trustee on behalf of the Noteholders under the UCC, the Indenture Trustee on behalf of the Noteholders shall have the power to direct disposition of the funds in the Series Accounts without further consent by the Issuer; provided, however, that prior to the delivery by the Indenture Trustee on behalf of the Noteholders of notice otherwise, the Issuer shall have the right to direct the disposition of funds in the Series Accounts; provided, further, that the Indenture Trustee on behalf of the Noteholders agrees that it will not deliver such notice or exercise its power to direct disposition of the funds in the Series Accounts unless an Event of Default has occurred and is continuing.

(d)          The Issuer shall not close any of the Series Accounts unless it shall have (i) received the prior consent of the Indenture Trustee on behalf of the Noteholders, (ii) established a new Eligible Deposit Account with the depositary institution or with a new depositary institution satisfactory to the Indenture Trustee on behalf of the Noteholders, (iii) entered into a depositary agreement to govern such new account(s) with such new depositary institution which agreement is satisfactory in all respects to the Indenture Trustee on behalf of the Noteholders (whereupon such new account(s) shall become the applicable Series Account(s) for all purposes of this Indenture Supplement) and (iv) taken all such action as the Indenture Trustee on behalf of the Noteholders shall reasonably require to grant and perfect a first priority security interest in such account(s) under this Indenture Supplement.

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SECTION 4.3. Calculations and Series Allocations.

(a)          Allocations of Finance Charge Collections. On each Date of Processing, the Issuer shall allocate to the Noteholders of the Series issued pursuant to this Indenture Supplement an amount equal to the product of (A) the Allocation Percentage and (B) the aggregate Finance Charge Collections processed on such Date of Processing. On or prior to 12:00 noon, New York City time, on each Transfer Date, the Issuer shall transfer from the Collection Account to the Finance Charge Account, an amount equal to the lesser of the Investor Finance Charge Collections for the preceding Monthly Period and the Required Finance Charge Deposit Amount for the preceding Monthly Period.

(b)          Allocations of Principal Collections. On each Date of Processing, the Issuer shall allocate to the Noteholders of the Series issued pursuant to this Indenture Supplement an amount equal to the product of (A) the Allocation Percentage and (B) the aggregate amount of Principal Collections processed on such Date of Processing. Principal Collections allocated to the Series issued pursuant to this Indenture Supplement in excess of the Investor Principal Collections shall be treated as Shared Principal Collections. On or prior to 12:00 noon, New York City time, on each Transfer Date, the Issuer shall transfer from the Collection Account to the Principal Account, an amount equal to the Available Principal Collections to the extent such funds have not been deposited into the Principal Account pursuant to Section 4.4(a) or any other provision of this Agreement.

(c)          Calculations and Additional Deposits. With respect to each Monthly Period falling in the Revolving Period, to the extent that Principal Collections allocated to the Noteholders of the Series issued pursuant to this Indenture Supplement pursuant to Section 4.3(b) are paid to the holders(s) of the Transferor Interest, the Issuer shall cause the holder(s) of the Transferor Interest to make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on or prior to the related Payment Date for application in accordance with Section 4.7. Notwithstanding the provisions of Section 8.4(a) of the Indenture allowing Collections for any Monthly Period in excess of the Aggregate Required Deposit Amount for such Monthly Period to be distributed to the holder(s) of the Transferor Interest, (1) “Reallocated Principal Collections” for the related Transfer Date shall be calculated as if the full amount of Finance Charge Collections allocated to the Series issued pursuant to this Indenture Supplement during that Monthly Period had been deposited in the Collection Account and applied as Available Finance Charge Collections on the related Payment Date in accordance with Section 4.4(a) and (2) Collections of Finance Charge Receivables allocated to the Series issued pursuant to this Indenture Supplement during that Monthly Period that were released to the holder(s) of the Transferor Interest pursuant to Section 8.4(a) of the Indenture shall be deemed, for purposes of all calculations under this Indenture Supplement, to have been applied as Available Finance Charge Collections to the items specified in Section 4.4(a) to which such amounts would have been applied (and in the priority in which they would have been applied) had such amounts been available in the Collection Account on the related Payment Date. To avoid doubt, the calculations referred to in clause (2) of the preceding sentence include the calculations required by clause (b)(iv) of the definition of Collateral Amount. If on any Transfer Date the Free Equity Amount is less than the Minimum Free Equity Amount after giving effect to all transfers and deposits to occur on or prior to the related Payment Date, the Issuer shall cause the holder(s) of the Transferor Interest, on or prior to the related Payment Date, to deposit into the Principal Account funds in an amount equal to the amounts of Available Finance Charge Collections that are required to be treated as Available Principal Collections pursuant to Sections 4.4(a)(vii), (viii) and (xi) but are not available from funds in the Finance Charge Account as a result of the release of Collections to the holder(s) of the Transferor Interest pursuant to Section 8.4(a) of the Indenture.

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(d)          Notwithstanding anything to the contrary contained in the Agreement, (i) funds required to be deposited into the Finance Charge Account or Principal Account pursuant to this Indenture Supplement that would be subsequently transferred to the Distribution Account may instead be directly deposited to the Distribution Account, and (ii) any funds required to be deposited into the Finance Charge Account or Principal Account pursuant to this Indenture Supplement that would be subsequently transferred to the Issuer or the holder(s) of the Transferor Interest shall not be required to be transferred to any Series Account and may be directly paid to the Issuer or the holder(s) of the Transferor Interest pursuant to the priority of payments set forth in this Indenture Supplement.

(e)          Allocations of Interchange. Notwithstanding anything to the contrary in Section 4.3(a) or the Indenture, Interchange for each Monthly Period shall be allocated to the Noteholders of the Series issued pursuant to this Indenture Supplement based on the daily average of the Allocation Percentages for Finance Charge Collections for all dates during such Monthly Period, and shall be deposited into the Collection Account not later 12:00 noon, New York City time, on the Payment Date following the related Monthly Period.

SECTION 4.4. Application of Available Finance Charge Collections and Available Principal Collections. On or prior to each Transfer Date or related Payment Date, as applicable, the Issuer shall withdraw, to the extent of available funds, the amount required to be withdrawn from the Finance Charge Account, the Principal Accumulation Account, the Principal Account and the Distribution Account as follows:

(a)          On or prior to each Payment Date, an amount equal to the Available Finance Charge Collections with respect to the related Monthly Period will be paid or deposited in the following priority:

(i)          to pay, on a pari passu basis, the following amounts, to the extent allocated to Series 2018-2 pursuant to Section 8.4(d) of the Indenture: (A) the payment to the Indenture Trustee of the accrued and unpaid fees and other amounts owed to the Indenture Trustee up to a maximum amount of $25,000 for each calendar year, (B) the payment to the Trustee of the accrued and unpaid fees and other amounts owed to the Trustee up to a maximum amount of $25,000 for each calendar year and (C) the payment to the Administrator of the accrued and unpaid fees and other amounts owed to the Administrator up to a maximum amount of $25,000 for each calendar year;

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(ii)         an amount equal to the Noteholder Servicing Fee for the related Transfer Date, plus the amount of any Noteholder Servicing Fee previously due but not paid by the Issuer on a prior Payment Date, shall be paid to the Servicer;

(iii)        an amount equal to Class A Monthly Interest for such Payment Date, plus any Class A Deficiency Amount, plus the amount of any Class A Additional Interest for such Payment Date, plus the amount of any Class A Additional Interest previously due but not paid to Class A Noteholders on a prior Payment Date, shall be deposited into the Distribution Account;

(iv)        an amount equal to Class B Monthly Interest for such Payment Date, plus any Class B Deficiency Amount, plus the amount of any Class B Additional Interest for such Payment Date, plus the amount of any Class B Additional Interest previously due but not paid to Class B Noteholders on a prior Payment Date, shall be deposited into the Distribution Account;

(v)         an amount equal to Class C Monthly Interest for such Payment Date, plus any Class C Deficiency Amount, plus the amount of any Class C Additional Interest for such Payment Date, plus the amount of any Class C Additional Interest previously due but not paid to Class C Noteholders on a prior Payment Date, shall be deposited into the Distribution Account;

(vi)        [Reserved];

(vii)       (A) first, an amount equal to the Investor Default Amount for such Payment Date shall be treated as a portion of Available Principal Collections for such Payment Date and (B) second, an amount equal to any Investor Uncovered Dilution Amount for such Payment Date shall be treated as a portion of Available Principal Collections for such Payment Date, and any amounts treated as Available Principal Collections pursuant to subclause (A) or (B) of this clause (vii) during the Controlled Accumulation Period or the Early Amortization Period, shall be deposited into the Principal Account on the related Payment Date;

(viii)      an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this Section 4.4(a)(viii) shall be treated as a portion of Available Principal Collections for such Payment Date and, during the Controlled Accumulation Period or Early Amortization Period, shall be deposited into the Principal Account on the related Payment Date;

(ix)         on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.10(e), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

(x)          [Reserved]

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(xi)         without duplication of the amount specified in clause (vii)(B) of this Section 4.4(a), an amount equal to the Series Allocation Percentage (calculated by excluding all outstanding Series of Notes excluded from this calculation pursuant to the terms of the Indenture Supplement for such Series) of the excess, if any, of the Minimum Free Equity Amount over the Free Equity Amount, shall be treated as a portion of Available Principal Collections for such Payment Date and, during the Controlled Accumulation Period or the Early Amortization Period, deposited into the Principal Account on the related Payment Date;

(xii)        [Reserved];

(xiii)       unless an Early Amortization Event shall have occurred and be continuing, on a pari passu basis any amounts owed to such Persons listed in clause (i) above that have been allocated to Series 2018-2 pursuant to Section 8.4(d) of the Indenture and that have not been paid pursuant to clause (i) above shall be paid to such Persons; and

(xiv)      the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and will be applied in accordance with Section 8.6 of the Indenture; provided, that during an Early Amortization Period, if any such Excess Finance Charge Collections would be paid to the Transferor in accordance with Section 8.6 of the Indenture, the portion of such Excess Finance Charge Collections that would otherwise be payable to the Transferor, first shall be used to pay Monthly Principal pursuant to Section 4.4(c) to the extent not paid in full from Available Principal Collections (calculated without regard to amounts available to be treated as Available Principal Collections pursuant to this clause (xiv)), second, shall be used to pay on a pari passu basis any amounts owed to such Persons listed in clause (i) above that have been allocated to Series 2018-2 pursuant to Section 8.4(d) of the Indenture and that have not been paid pursuant to clauses (i) and (xiii) above, and, third, any amounts remaining after payment in full of the Monthly Principal and amounts owed to such Persons listed in clause (i) above shall be paid to the Issuer.

(b)          On or prior to each Transfer Date with respect to the Revolving Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be treated as Shared Principal Collections and allocated in accordance with Section 8.5 of the Indenture.

(c)          On or prior to each Transfer Date or Payment Date, as applicable, with respect to the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be paid or deposited in the following order of priority:

(i)          during the Controlled Accumulation Period, an amount equal to the Monthly Principal for each Transfer Date shall be deposited into the Principal Accumulation Account on the related Payment Date;

(ii)         during the Early Amortization Period, an amount equal to the Monthly Principal for each Transfer Date shall be deposited into the Distribution Account on the related Payment Date and on such Payment Date shall be paid, first to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been reduced to zero; second to the Class B Noteholders until the Class B Note Principal Balance has been reduced to zero; and third to the Class C Noteholders until the Class C Note Principal Balance has been reduced to zero; and

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(iii)        the balance of such Available Principal Collections remaining after application in accordance with clauses (i) and (ii) above shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture.

(d)          On each Payment Date, the Issuer shall pay in accordance with Section 4.5 to the Class A Noteholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to Section 4.4(a)(iii) on such Payment Date, to the Class B Noteholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to Section 4.4(a)(iv) on such Payment Date and to the Class C Noteholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to Section 4.4(a)(v) on such Payment Date.

(e)          On the earlier to occur of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Expected Principal Payment Date, the Issuer shall withdraw from the Principal Accumulation Account and deposit into the Distribution Account the amount deposited into the Principal Accumulation Account pursuant to Section 4.4(c)(i) and on such Payment Date shall pay such amount first to the Class A Noteholders, until the Class A Note Principal Balance is paid in full; second to the Class B Noteholders, until the Class B Note Principal Balance is paid in full; and third to the Class C Noteholders until the Class C Note Principal Balance is paid in full.

(f)          As of any Payment Date during the Controlled Accumulation Period or Early Amortization Period on which Principal Collections allocated to the Series issued pursuant to this Indenture Supplement are treated as Shared Principal Collections, the Collateral Amount shall be reduced by an amount equal to the lesser of (x) the amount of Principal Collections allocated to the Series issued pursuant to this Indenture Supplement that are applied as Shared Principal Collections and (y) the Surplus Collateral Amount.

SECTION 4.5. Distributions.

(a)          On each Payment Date, the Issuer shall pay to each Class A Noteholder of record on the related Record Date such Class A Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Payment Date and as are payable to the Class A Noteholders pursuant to this Indenture Supplement.

(b)          On each Payment Date, the Issuer shall pay to each Class B Noteholder of record on the related Record Date such Class B Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Payment Date and as are payable to the Class B Noteholders pursuant to this Indenture Supplement.

(c)          On each Payment Date, the Issuer shall pay to each Class C Noteholder of record on the related Record Date such Class C Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Payment Date and as are payable to the Class C Noteholders pursuant to this Indenture Supplement.

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(d)          The payments to be made pursuant to this Section 4.5 are subject to the provisions of Section 7.1 of this Indenture Supplement.

(e)          All payments to Noteholders hereunder shall be made by (i) check mailed to each Series 2018-2 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that for any Series 2018-2 Notes registered in the name of the nominee of a Clearing Agency, such payment shall be made by wire transfer of immediately available funds and (ii) except as provided in Section 2.7(b) of the Indenture, without presentation or surrender of any Series 2018-2 Note or the making of any notation thereon.

SECTION 4.6. Investor Charge-Offs. On each Determination Date, the Issuer shall calculate the Investor Default Amount and any Investor Uncovered Dilution Amount for the preceding Monthly Period. If, on any Transfer Date, the sum of the Investor Default Amount and any Investor Uncovered Dilution Amount for the preceding Monthly Period exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to Section 4.4(a)(vii) with respect to such Transfer Date, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an “Investor Charge-Off”).

SECTION 4.7. Reallocated Principal Collections. On each Transfer Date, the Issuer shall allocate Investor Principal Collections with respect to that Transfer Date, to fund any deficiency pursuant to and in the priority set forth in Sections 4.4(a)(i), (ii), (iii), (iv) and (v) on the related Payment Date (any such Investor Principal Collections so allocated, “Reallocated Principal Collections”); provided, that for any Monthly Period, Reallocated Principal Collections may not exceed the Monthly Principal Reallocation Amount for such Monthly Period. On each Transfer Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections for such Transfer Date.

SECTION 4.8. Excess Finance Charge Collections. Series 2018-2 shall be an Excess Allocation Series with respect to Group One only. Subject to Section 8.6 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One with respect to any Monthly Period will be allocated to Series 2018-2 in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Monthly Period and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2018-2 for such Monthly Period and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One, in each case with respect to payments to be made on or prior to the Payment Date following such Monthly Period. The “Finance Charge Shortfall” for Series 2018-2 for any date on which Excess Finance Charge Collections are allocated pursuant to Section 8.6 of the Indenture will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.4(a)(i) through (xiii) with respect to the next following Payment Date over (b) the Available Finance Charge Collections with respect to the related Monthly Period (excluding any portion thereof attributable to Excess Finance Charge Collections).

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SECTION 4.9. Shared Principal Collections. Subject to Section 8.5 of the Indenture, Shared Principal Collections allocable to Series 2018-2 with respect to any Monthly Period will be equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Monthly Period and (y) a fraction, the numerator of which is the Principal Shortfall for Series 2018-2 for such Monthly Period and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series, in each case with respect to payments to be made on or prior to the Payment Date following such Monthly Period. The “Principal Shortfall” for Series 2018-2 for any date on which Shared Principal Collections are allocated pursuant to Section 8.5 of the Indenture will be equal to (a) for any allocation date with respect to the Revolving Period or any allocation date during the Early Amortization Period prior to the earlier of (i) the end of the Monthly Period immediately preceding the Expected Principal Payment Date and (ii) the date on which all outstanding Series are in early amortization periods, zero, (b) for any allocation date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to the next following Payment Date over the amount of Available Principal Collections for the related Monthly Period (excluding any portion thereof attributable to Shared Principal Collections or amounts available to be treated as Available Principal Collections pursuant to clause (ix) of Section 4.4(a)) and (c) for any allocation date on or after the earlier of (i) the end of the Monthly Period immediately preceding the Expected Principal Payment Date and (ii) the date on which all outstanding Series are in early amortization periods, the Note Principal Balance.

SECTION 4.10. Reserve Account.

(a)          On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount). Any remaining interest and earnings (net of losses and investment expenses) shall be (i) deposited on or prior to the related Payment Date into the Finance Charge Account (to the extent such funds are needed for distributions pursuant to Section 4.4(a)) and (ii) included in Available Finance Charge Collections for the related Monthly Period. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(b)          On or before each Transfer Date with respect to the Controlled Accumulation Period and on or before the first Transfer Date with respect to the Early Amortization Period, the Issuer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.4(a)(ix) on the following Payment Date.

(c)          If for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on or prior to the related Payment Date by the Issuer and deposited into the Finance Charge Account for application as Available Finance Charge Collections on the following Payment Date.

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(d)          If the Reserve Account Surplus on any Transfer Date is greater than zero, on or prior to the related Payment Date, the Indenture Trustee, acting in accordance with the written instructions of the Issuer, shall withdraw from the Reserve Account an amount equal to such Reserve Account Surplus and distribute any such amounts to the holders of the Transferor Interest.

(e)          Upon the earliest to occur of (i) the termination of the Trust pursuant to Article VIII of the Trust Agreement, (ii) the first Transfer Date relating to the Early Amortization Period and (iii) the Expected Principal Payment Date, the Issuer, after the prior payment of all amounts owing to the Series 2018-2 Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account all amounts, if any, on deposit in the Reserve Account and distribute any such amounts to the holders of the Transferor Interest. The Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

SECTION 4.11. [Reserved]

SECTION 4.12. Investment of Accounts. (a) Except as provided in the following sentence, to the extent there are uninvested amounts deposited in the Series Accounts, the Issuer shall cause such amounts to be invested in Permitted Investments selected by the Issuer that mature no later than the following Transfer Date. To the extent there are uninvested amounts deposited into any Series Account on a Transfer Date for distribution on the related Payment Date, the Issuer shall cause such amounts to be invested overnight in Permitted Investments described in clause (b) of the definition of “Permitted Investments” held at the Indenture Trustee or at a depository institution or trust company that has entered into an agreement with the Issuer and the Indenture Trustee in accordance with the Custody and Control Agreement.

(b)          To the extent that there are any other agreements with the Indenture Trustee or Custodian governing the Series Accounts (any or each of such agreements, also an “Account Agreement”), the parties agree that each and every such agreement is hereby amended to provide that with respect to the Series Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

(c)          On each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, the Issuer shall transfer from the Principal Accumulation Account to the Finance Charge Account the Principal Accumulation Investment Proceeds on deposit in the Principal Accumulation Account for application as Available Finance Charge Collections in accordance with Section 4.4.

(d)          Principal Accumulation Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Accumulation Account for purposes of this Indenture Supplement.

(e)          To the extent that the Indenture Trustee or Custodian shall hold Permitted Investments that constitute investment property through a securities intermediary, such securities intermediary shall agree with the Indenture Trustee or Custodian, as applicable, that (i) the account agreement establishing a securities account with such institution shall provide that the account agreement is governed solely by the law of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and (ii) such institution acting as securities intermediary shall have and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

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(f)          To the extent that the Indenture Trustee or the Custodian shall hold Permitted Investments that constitute investment property as a securities intermediary, the Indenture Trustee or the Custodian, as applicable and in each case in its capacity as securities intermediary, represents that:

(i)          it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the relevant UCC, that in the ordinary course of its business maintains "securities accounts" for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention; and

(ii)         the Indenture Trustee is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the relevant UCC.

(g)          To the extent that the Indenture Trustee shall hold Permitted Investments that constitute investment property as a securities intermediary, the Indenture Trustee, in its capacity as securities intermediary, agrees that:

(i)          pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC and the Hague Securities Convention, the local law of the jurisdiction of the Indenture Trustee as securities intermediary is the law of the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, the “securities intermediary's jurisdiction” as defined in the relevant UCC shall be the State of New York;

(ii)         the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America, which satisfies the "qualifying office" condition provided in the second sentence of Article 4(1) of the Hague Securities Convention.

SECTION 4.13. Controlled Accumulation Period. The Controlled Accumulation Period is scheduled to commence on the first day of the third Monthly Period preceding the Expected Principal Payment Date; provided, that if the Controlled Accumulation Period Length (determined as described below) on any Determination Date is less than or more than the number of months in the scheduled Controlled Accumulation Period, upon written notice to the Indenture Trustee, with a copy to each Rating Agency, the Issuer shall either postpone or accelerate, as applicable, the date on which the Controlled Accumulation Period actually commences, so that, as a result, the number of Monthly Periods in the Controlled Accumulation Period will equal the Controlled Accumulation Period Length; provided, that the length of the Controlled Accumulation Period will not be less than one month. The “Controlled Accumulation Period Length” will mean a number of whole months such that the amount available for payment of principal on the Notes on the Expected Principal Payment Date is expected to equal or exceed the Note Principal Balance, assuming for this purpose that (1) the payment rate with respect to Principal Collections remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods, (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Early Amortization Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by Issuer modifying the commencement of the Controlled Accumulation Period pursuant to this Section 4.13 shall specify (i) the Controlled Accumulation Period Length, (ii) the commencement date of the Controlled Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Controlled Accumulation Period.

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SECTION 4.14. [Reserved].

SECTION 4.15. Deposit of Collections. Notwithstanding anything to the contrary in the Indenture, for any Monthly Period during which the Issuer is permitted to make a single monthly deposit to the Collection Account pursuant to Section 8.4 of the Indenture for such Monthly Period, the Issuer need not make the daily deposits of Collections into the Collection Account as provided in Section 8.4 of the Indenture, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Payment Date.

ARTICLE V
Delivery of Series 2018-2 Notes;
Reports to Series 2018-2 Noteholders

SECTION 5.1. Delivery and Payment for the Series 2018-2 Notes.

The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2018-2 Notes in accordance with Section 2.2 of the Indenture. The Indenture Trustee shall deliver the Series 2018-2 Notes to or upon the written order of the Issuer when so authenticated.

SECTION 5.2. Reports and Statements to Series 2018-2 Noteholders.

(a)          Not later than the second Business Day preceding each Payment Date, the Issuer shall deliver or cause the Servicer to deliver to the Trustee, the Indenture Trustee and each Rating Agency a statement substantially in the form of Exhibit B prepared by the Servicer; provided, that the Issuer may amend the form of Exhibit B from time to time, with the prior written consent of the Indenture Trustee.

(b)          A copy of each statement or certificate provided pursuant to Section 5.2(a) may be obtained by any Series 2018-2 Noteholder by a request in writing to the Issuer.

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(c)          On or before January 31 of each calendar year, beginning with January 31, 2019, the Issuer shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2018-2 Noteholder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Noteholder, as is required to be provided by an issuer of indebtedness under the Code to the holders of the Issuer’s indebtedness and such other customary information as is necessary to enable such Noteholder to prepare its federal income tax returns. Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons, at least five (5) Business Days prior to the end of the period required by applicable law, the information required to complete a Form 1099-INT.

ARTICLE VI
Series 2018-2 Early Amortization Events

SECTION 6.1. Series 2018-2 Early Amortization Events. If any one of the following events shall occur with respect to the Series 2018-2 Notes:

(a)          (i) failure on the part of Transferor to make any payment or deposit required to be made by it by the terms of the Trust Receivables Purchase Agreement or the Transfer Agreement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) failure of the Transferor duly to observe or perform in any material respect any other of its covenants or agreements set forth in the Trust Receivables Purchase Agreement or the Transfer Agreement which failure has a material adverse effect on the Series 2018-2 Noteholders and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Noteholder of the Series 2018-2 Notes;

(b)          any representation or warranty made by Transferor in the Transfer Agreement or the Trust Receivables Purchase Agreement or any information contained in an account schedule required to be delivered by it pursuant to Section 2.1 or Section 2.6(c) of the Transfer Agreement, Trust Agreement or the Bank Receivables Sale Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Noteholder of the Series 2018-2 Notes and as a result of which the interests of the Series 2018-2 Noteholders are materially and adversely affected for such period; provided, however, that a Series 2018-2 Early Amortization Event pursuant to this Section 6.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Transferred Receivable, or all of such Transferred Receivables, if applicable, during such period in accordance with the provisions of the Transfer Agreement or the Trust Receivables Purchase Agreement;

(c)          a failure by Transferor under the Transfer Agreement to convey Transferred Receivables in Additional Accounts (as such term is defined in the Transfer Agreement) or Participation Interests to the Trust when it is required to convey such Transferred Receivables pursuant to Section 2.6(a) of the Transfer Agreement;

(d)          any Servicer Default or any Indenture Servicer Default shall occur;

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(e)          (i) the average of the Portfolio Yields for the two Monthly Periods immediately preceding the September 2018 Payment Date is less than the average of the Base Rates for the same Monthly Periods, or (ii) beginning with the three consecutive Monthly Periods immediately preceding the October 2018 Payment Date, the average of the Portfolio Yields for three consecutive Monthly Periods is less than the average of the Base Rates for the same Monthly Periods (for the avoidance of doubt, the Monthly Period preceding the July 2018 Payment Date shall be excluded for purposes of calculating the three-month average Portfolio Yield and Base Rate under this clause (e)(ii));

(f)          the Note Principal Balance shall not be paid in full on the Expected Principal Payment Date; or

(g)         without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2018-2 and acceleration of the maturity of the Series 2018-2 Notes pursuant to Section 5.3 of the Indenture;

then, in the case of any event described in subsection (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the holders of Series 2018-2 Notes evidencing more than 50% of the aggregate unpaid principal amount of Series 2018-2 Notes by notice then given in writing to the Issuer (and to the Indenture Trustee if given by the Series 2018-2 Noteholders) may declare that a “Series Early Amortization Event” with respect to Series 2018-2 (a “Series 2018-2 Early Amortization Event”) has occurred as of the date of such notice, and, in the case of any event described in subsection (c), (e), (f) or (g) a Series 2018-2 Early Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2018-2 Noteholders immediately upon the occurrence of such event.

ARTICLE VII
Redemption of Series 2018-2 Notes; Final Distributions; Series Termination

SECTION 7.1. Optional Redemption of Series 2018-2 Notes; Final Distributions.

(a)          On any day occurring on or after the date on which the outstanding principal balance of the Series 2018-2 Notes is reduced to 10% or less of the initial outstanding principal balance of Series 2018-2 Notes, Transferor has the option pursuant to the Trust Agreement to reduce the Collateral Amount to zero by paying a purchase price equal to the greater of (x) the Collateral Amount, plus the applicable Allocation Percentage of outstanding Finance Charge Receivables and (y) a minimum amount equal to (i) if such day is a Payment Date, the Redemption Amount for such Payment Date or (ii) if such day is not a Payment Date, the Redemption Amount for the Payment Date following such day. If Transferor exercises such option, Issuer will apply such purchase price to repay the Notes in full as specified below.

(b)          Issuer shall give the Indenture Trustee at least thirty (30) days’ prior written notice of the date on which Transferor intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day Transferor shall deposit into the Distribution Account in immediately available funds the excess of the Redemption Amount over the amount, if any, on deposit in the Principal Accumulation Account. Such redemption option is subject to payment in full of the Redemption Amount. Following such deposit into the Distribution Account in accordance with the foregoing, the Collateral Amount for Series 2018-2 shall be reduced to zero and the Series 2018-2 Noteholders shall have no further security interest in the Transferred Receivables. The Redemption Amount shall be paid as set forth in Section 7.1(d).

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(c)          (i)         The amount to be paid by the Transferor with respect to Series 2018-2 in connection with a reassignment of Transferred Receivables to the Transferor pursuant to Section 6.1(f) of the Transfer Agreement shall not be less than the Redemption Amount for the first Payment Date following the Monthly Period in which the reassignment obligation arises under the Transfer Agreement.

(ii)         The amount to be paid by the Issuer with respect to Series 2018-2 in connection with a repurchase of the Notes pursuant to Section 10.1 of the Trust Agreement shall not be less than the Redemption Amount for the Payment Date of such repurchase.

(d)         With respect to (i) the Redemption Amount deposited into the Distribution Account pursuant to this Section 7.1 or (ii) the proceeds of any sale of Transferred Receivables pursuant to Section 5.3 of the Indenture with respect to Series 2018-2, the Indenture Trustee shall, in accordance with the written direction of the Issuer, not later than 12:00 noon, New York City time, on the related Payment Date, make payments of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and payments otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Payment Date will be paid to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest due and payable on such Payment Date or any prior Payment Date, (B) any Class A Deficiency Amount for such Payment Date and (C) the amount of Class A Additional Interest, if any, for such Payment Date and any Class A Additional Interest previously due but not paid to the Class A Noteholders on any prior Payment Date, will be paid to the Class A Noteholders, (ii) (x) the Class B Note Principal Balance on such Payment Date will be paid to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest due and payable on such Payment Date or any prior Payment Date, (B) any Class B Deficiency Amount for such Payment Date and (C) the amount of Class B Additional Interest, if any, for such Payment Date and any Class B Additional Interest previously due but not paid to the Class B Noteholders on any prior Payment Date, will be paid to the Class B Noteholders, (iii) (x) the Class C Note Principal Balance on such Payment Date will be paid to the Class C Noteholders and (y) an amount equal to the sum of (A) Class C Monthly Interest due and payable on such Payment Date or any prior Payment Date, (B) any Class C Deficiency Amount for such Payment Date and (C) the amount of Class C Additional Interest, if any, for such Payment Date and any Class C Additional Interest previously due but not paid to the Class C Noteholders on any prior Payment Date, will be paid to the Class C Noteholders and (iv) any excess shall be released to the Issuer.

SECTION 7.2. Series Termination.

On the Series Maturity Date, the unpaid principal amount of the Series 2018-2 Notes shall be due and payable.

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SECTION 7.3. Sale of Collateral.

If the Indenture Trustee exercises its right to sell any portion of the Collateral in accordance with Section 5.16 of the Indenture upon the occurrence of an Event of Default with respect to Series 2018-2, SYNCHRONY FINANCIAL shall have a right of first refusal to purchase any portion of the Collateral for which the Indenture Trustee has received a bona fide offer from a third-party that is not an affiliate of the Transferor at a price equal to the highest price bid for such Collateral by such third-party bidder.

ARTICLE VIII
Miscellaneous Provisions

SECTION 8.1. Ratification of Indenture; Amendments. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 9.1 or 9.2 of the Indenture. For purposes of the application of Section 9.2 to any amendment of this Indenture Supplement, the Series 2018-2 Noteholders shall be the only Noteholders whose vote shall be required.

SECTION 8.2. Form of Delivery of the Series 2018-2 Notes. The Class A Notes, the Class B Notes and the Class C Notes shall be Book-Entry Notes and shall be delivered as provided in Sections 2.1 and 2.2 of the Indenture.

SECTION 8.3. Counterparts. This Indenture Supplement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 8.4. GOVERNING LAW. (a) THIS INDENTURE SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS INDENTURE SUPPLEMENT IS SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS INDENTURE SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS INDENTURE SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS INDENTURE SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

33

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.5. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Indenture Supplement has been executed and delivered by BNY Mellon Trust of Delaware, not in its individual capacity, but solely in its capacity as Trustee of the Trust, in no event shall BNY Mellon Trust of Delaware in its individual capacity have any liability in respect of the representations, warranties or obligations of the Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Indenture Supplement and each other document, the Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

34

SECTION 8.6. Rights of the Indenture Trustee. The Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Master Indenture.

SECTION 8.7. Notice Address for Rating Agencies. Delivery of any notices required to be delivered to the Rating Agencies by the Issuer, the Indenture Trustee or the Trustee shall be sufficient for the purposes of this Indenture Supplement and the other Related Documents if sent to such mailing addresses or such email addresses as may be provided by the Rating Agencies.

SECTION 8.8. Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with applicable law.

SECTION 8.9. Notes to be Treated as Debt for Tax. It is the intent of the parties hereto that, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, the Class A Notes, the Class B Notes and the Class C Notes shall be treated as debt and a person purchasing such Notes agrees to treat such Notes as debt for such purposes. Notwithstanding the foregoing and the Indenture, no party is bound to treat any Notes beneficially owned during any period of time either by the Issuer or the single beneficial owner of the Issuer for U.S. federal income tax purposes as debt for the purposes described in the preceding sentence.

SECTION 8.10. Deemed Consent. The Series 2018-2 Noteholders will be deemed to have consented to any amendment to any Related Document that changes the definition of “Rating Agency Condition” in such Related Document to match the definition of “Rating Agency Condition” in this Indenture Supplement.

[SIGNATURE PAGE FOLLOWS]

35

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY Mellon Trust of Delaware, not in its individual capacity, but solely as Trustee on behalf of Issuer

By:	/s/ JoAnn C. DiOssi
Name: JoAnn C. DiOssi
Title: Vice President

Indenture Supplement

Series 2018-2

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ William Schwerdtman
Name: William Schwerdtman
Title: Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ William Schwerdtman
Name: William Schwerdtman
Title: Associate

2

EXHIBIT A-1

FORM OF CLASS A SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW UNLESS NOTEHOLDERS OF NOT LESS THAN 66⅔% OF THE OUTSTANDING PRINCIPAL AMOUNT OF EACH CLASS OF EACH SERIES HAS APPROVED SUCH FILING AND IT WILL NOT DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE TRANSFEROR ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW IN ANY INSTANCE; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANY WAY LIMIT THE NOTEHOLDER’S RIGHTS TO PURSUE ANY OTHER CREDITOR RIGHTS OR REMEDIES THAT THE NOTEHOLDERS MAY HAVE FOR CLAIMS AGAINST THE ISSUER.

THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES (OTHER THAN A NOTE beneficially owned during any period of time either by the Issuer or the single beneficial owner of the Issuer for U.S. federal income tax purposes) AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

Exhibit A-1 (Page 1)

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE (EACH, A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) IF IT IS A BENEFIT PLAN, ITS DECISION TO ACQUIRE SUCH NOTE (OR INTEREST THEREIN) HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1). BENEFIT PLANS OR PLANS SUBJECT TO SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THIS NOTE DOES NOT HAVE A CURRENT INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

Exhibit A-1 (Page 2)

REGISTERED No. R- _______________	$[500,000,000][100,000,000] CUSIP NO. 87165L CC3

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS A SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Synchrony Credit Card Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of September 25, 2003, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of [FIVE HUNDRED][ONE HUNDRED] MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the May 2026 Payment Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Payment Date until the Final Payment Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the May 2026 Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and twelve 30-day months (and in the case of the initial interest period following the Closing Date, for a period of 44 days). Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

Exhibit A-1 (Page 3)

IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY Mellon Trust of Delaware,
not in its individual capacity but solely as
Trustee on behalf of Issuer

By:
Name:
Title:

Dated:                ,

Exhibit A-1 (Page 4)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Authorized Signatory

Exhibit A-1 (Page 5)

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS A SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Synchrony Credit Card Master Note Trust, Series 2018-2 (the “Series 2018-2 Notes”), issued under a Master Indenture dated as of September 25, 2003 (as amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of June 1, 2018 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class B Notes and the Class C Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, SYNCHRONY BANK, SYNCHRONY FINANCIAL, RFS HOLDING, L.L.C., OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CLASS A NOTE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS OF THE RECEIVABLES (AND CERTAIN OTHER COLLATERAL) ALLOCATED TO THE SERIES 2018-2 NOTES, ALL AS MORE SPECIFICALLY SET FORTH HEREINABOVE AND IN THE MASTER INDENTURE AND INDENTURE SUPPLEMENT.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Exhibit A-1 (Page 6)

THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-1 (Page 7)

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		**
Signature Guaranteed:

**	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-1 (Page 8)

EXHIBIT A-2

FORM OF CLASS B SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW UNLESS NOTEHOLDERS OF NOT LESS THAN 66⅔% OF THE OUTSTANDING PRINCIPAL AMOUNT OF EACH CLASS OF EACH SERIES HAS APPROVED SUCH FILING AND IT WILL NOT DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE TRANSFEROR ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW IN ANY INSTANCE; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANY WAY LIMIT THE NOTEHOLDER’S RIGHTS TO PURSUE ANY OTHER CREDITOR RIGHTS OR REMEDIES THAT THE NOTEHOLDERS MAY HAVE FOR CLAIMS AGAINST THE ISSUER.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES (OTHER THAN A NOTE beneficially owned during any period of time either by the Issuer or the single beneficial owner of the Issuer for U.S. federal income tax purposes) AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

Exhibit A-2 (Page 1)

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE (EACH, A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) IF IT IS A BENEFIT PLAN, ITS DECISION TO ACQUIRE SUCH NOTE (OR INTEREST THEREIN) HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1). BENEFIT PLANS OR PLANS SUBJECT TO SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THIS NOTE DOES NOT HAVE A CURRENT INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

Exhibit A-2 (Page 2)

REGISTERED No. R-	$57,534,246 CUSIP NO. 87165L CD1

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS B SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Synchrony Credit Card Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of September 25, 2003, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of FIFTY-SEVEN MILLION FIVE HUNDRED THIRTY-FOUR THOUSAND TWO HUNDRED FORTY-SIX DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the May 2026 Payment Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Payment Date until the Final Payment Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the May 2026 Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and twelve 30-day months (and in the case of the initial interest period following the Closing Date, for a period of 44 days). Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

Exhibit A-2 (Page 3)

IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY Mellon Trust of Delaware, not in its individual capacity but solely as
Trustee on behalf of Issuer

By:
Name:
Title:

Dated:                          ,

Exhibit A-2 (Page 4)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Exhibit A-2 (Page 5)

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS B SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as Synchrony Credit Card Master Note Trust, Series 2018-2 (the “Series 2018-2 Notes”), issued under a Master Indenture dated as of September 25, 2003 (as amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of June 1, 2018 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class C Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS B NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, SYNCHRONY BANK, SYNCHRONY FINANCIAL, RFS HOLDING, L.L.C., OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CLASS B NOTE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS OF THE RECEIVABLES (AND CERTAIN OTHER COLLATERAL) ALLOCATED TO THE SERIES 2018-2 NOTES, ALL AS MORE SPECIFICALLY SET FORTH HEREINABOVE AND IN THE MASTER INDENTURE AND INDENTURE SUPPLEMENT.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Exhibit A-2 (Page 6)

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-2 (Page 7)

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		**
Signature Guaranteed:

**	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-2 (Page 8)

EXHIBIT A-3

FORM OF CLASS C SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW UNLESS NOTEHOLDERS OF NOT LESS THAN 66⅔% OF THE OUTSTANDING PRINCIPAL AMOUNT OF EACH CLASS OF EACH SERIES HAS APPROVED SUCH FILING AND IT WILL NOT DIRECTLY OR INDIRECTLY INSTITUTE OR CAUSE TO BE INSTITUTED AGAINST THE TRANSFEROR ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDING OR OTHER PROCEEDING UNDER ANY FEDERAL OR STATE BANKRUPTCY LAW IN ANY INSTANCE; PROVIDED, THAT THE FOREGOING SHALL NOT IN ANY WAY LIMIT THE NOTEHOLDER’S RIGHTS TO PURSUE ANY OTHER CREDITOR RIGHTS OR REMEDIES THAT THE NOTEHOLDERS MAY HAVE FOR CLAIMS AGAINST THE ISSUER.

THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS C NOTES (OTHER THAN A NOTE beneficially owned during any period of time either by the Issuer or the single beneficial owner of the Issuer for U.S. federal income tax purposes) AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

Exhibit A-3 (Page 1)

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) SUCH HOLDER IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AND IS NOT INVESTING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO BE PLAN ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE (EACH, A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN THAT IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) (A) ITS ACQUISITION, CONTINUED HOLDING AND DISPOSITION OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) IF IT IS A BENEFIT PLAN, ITS DECISION TO ACQUIRE SUCH NOTE (OR INTEREST THEREIN) HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1). BENEFIT PLANS OR PLANS SUBJECT TO SIMILAR LAW MAY NOT ACQUIRE THIS NOTE AT ANY TIME THAT THIS NOTE DOES NOT HAVE A CURRENT INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

Exhibit A-3 (Page 2)

REGISTERED No. R- ______________	$49,315,069 CUSIP NO. 87165L CE9

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS C SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Synchrony Credit Card Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by a Trust Agreement dated as of September 25, 2003, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of FORTY-NINE MILLION THREE HUNDRED FIFTEEN THOUSAND SIXTY-NINE DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the May 2026 Payment Date, except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class C Note Interest Rate on each Payment Date until the Final Payment Date (which is the earlier to occur of (a) the Payment Date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the May 2026 Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year and twelve 30-day months (and in the case of the initial interest period following the Closing Date, for a period of 44 days). Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES AND CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

Exhibit A-3 (Page 3)

IN WITNESS WHEREOF, the Issuer has caused this Class C Note to be duly executed.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY Mellon Trust of Delaware, not in its individual capacity but solely as
Trustee on behalf of Issuer

By:
Name:
Title:

Dated:                         ,

Exhibit A-3 (Page 4)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Exhibit A-3 (Page 5)

SYNCHRONY CREDIT CARD
MASTER NOTE TRUST SERIES 2018-2

CLASS C SERIES 2018-2 FIXED RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class C Note is one of a duly authorized issue of Notes of the Issuer, designated as Synchrony Credit Card Master Note Trust, Series 2018-2 (the “Series 2018-2 Notes”), issued under a Master Indenture dated as of September 25, 2003 (as amended, the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of June 1, 2018 (the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class B Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS C NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, SYNCHRONY BANK, SYNCHRONY FINANCIAL, RFS HOLDING, L.L.C., OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CLASS C NOTE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS OF THE RECEIVABLES (AND CERTAIN OTHER COLLATERAL) ALLOCATED TO THE SERIES 2018-2 NOTES, ALL AS MORE SPECIFICALLY SET FORTH HEREINABOVE AND IN THE MASTER INDENTURE AND INDENTURE SUPPLEMENT.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Exhibit A-3 (Page 6)

THIS CLASS C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-3 (Page 7)

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		**
Signature Guaranteed:

**	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-3 (Page 8)

EXHIBIT B

FORM OF MONTHLY NOTEHOLDER’S STATEMENT

Monthly Noteholder’s Statement

Synchrony Credit Card Master Note Trust

Series 2018-2

Class A 3.47% Notes

Class B 3.67% Notes

Class C 3.87% Notes

Pursuant to the Master Indenture, dated as of September 25, 2003 (as amended and supplemented, the “Indenture”) between Synchrony Credit Card Master Note Trust (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2018-2 Indenture Supplement (the “Indenture Supplement”), dated as of June 1, 2018, between the Issuer and the Indenture Trustee, the Issuer is required to prepare, or cause the Servicer to prepare, certain information each month regarding current distributions to the Series 2018-2 Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Payment Date of [●], 20[●], and with respect to the performance of the Trust during the Monthly Period ended [●], 20[●] is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement. The Discount Percentage (as defined in the Transfer Agreement) remains at 0% for all the Receivables in the Trust until otherwise indicated. The undersigned, an Authorized Officer of the Servicer, does hereby certify as follows:

Record Date:	[●], 20[●]
Monthly Period Beginning:	[●], 20[●]
Monthly Period Ending:	[●], 20[●]
Previous Payment Date:	[●], 20[●]
Payment Date:	[●], 20[●]
Interest Period Beginning:	[●], 20[●]
Interest Period Ending:	[●], 20[●]
Days in Monthly Period:	[●]
Days in Interest Period:	[●]
Loss Cycles in Period:	[●]
Is there a Reset Date?	[No][Yes]

I.	Trust Receivables Information

a.	Number of Accounts Beginning
b.	Number of Accounts Ending
c.	Average Account Balance (q/b)
d.	BOP Principal Receivables

Exhibit B (Page 1)

e.	BOP Finance Charge Receivables
f.	BOP Total Receivables
g.	Increase in Principal Receivables from Additional Accounts
h.	Increase in Principal Activity on Existing Securitized Accounts
i.	Increase in Finance Charge Receivables from Additional Accounts
j.	Increase in Finance Charge Activity on Existing Securitized Accounts
k.	Increase in Total Receivables
l.	Decrease in Principal Receivables due to Account Removal
m.	Decrease in Principal Activity on Existing Securitized Accounts
n.	Decrease in Finance Charge Receivables due to Account Removal
o.	Decrease in Finance Charge Activity on Existing Securitized Accounts
p.	Decrease in Total Receivables
q.	EOP Aggregate Principal Receivables
r.	EOP Finance Charge Receivables
s.	EOP Total Receivables
t.	Excess Funding Account Balance
u.	Required Principal Balance
v.	Minimum Free Equity Amount (EOP Aggregate Principal Receivables * 5.5%)
w.	Free Equity Amount (EOP Principal Receivables - EOP Collateral Amount (II.d.ii+II.a.ii+II.b.ii+II.b.iii))
x.	Risk Retention – Dodd-Frank
i.	Required Seller’s Interest (as of EOP)
ii.	Seller’s Interest (as of EOP)

II.	Investor Information (Sum of all Series)

a.	Note Principal Balance
i.	Beginning of Interest Period
ii.	Increase in Note Principal Balance due to New Issuance / Additional draws
iii.	Decrease in Note Principal Balance due to Principal Paid and Notes Retired
iv.	As of Payment Date
b.	Excess Collateral Amount
i.	Beginning of Interest Period
ii.	Change to Excess Collateral Amount in connection with the Supplemental Indenture
iii.	Increase in Excess Collateral Amount due to New Issuance
iv.	Reductions in Required Excess Collateral Amount

Exhibit B (Page 2)

v.	Increase in Unreimbursed Investor Charge-Off
vi.	Decrease in Unreimbursed Investor Charge-Off
vii.	Increase in Unreimbursed Reallocated Principal Collections
viii.	Decrease in Unreimbursed Reallocated Principal Collections
ix.	As of Payment Date
c.	Principal Accumulation Account Balance
i.	Beginning of Interest Period
ii.	Controlled Deposit Amount
iii.	Withdrawal for Principal Payment
iv.	As of Payment Date
d.	Collateral Amount
i.	End of Prior Monthly Period
ii.	Beginning of Interest Period (a.i + b.i)
iii.	As of Payment Date

III.	Trust Performance Data (Monthly Period)

a.	Gross Trust Yield (Finance Charge Collections + Recoveries / BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
b.	Payment Rate (Principal Collections / BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
c.	Gross Charge-Off Rate excluding Fraud (Default Amount for Defaulted Accounts – Fraud Amount / BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
d.	Gross Charge-Off Rate (Default Amount for Defaulted Accounts / BOP Principal Receivables)

e.	Net Charge-Off Rate excluding Fraud (Default Amount for Defaulted Accounts – Recoveries – Fraud Amount / BOP Principal Receivables
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period

Exhibit B (Page 3)

iv.	Three-Month Average
f.	Net Charge-Off Rate (Default Amount for Defaulted Accounts – Recoveries / BOP Principal Receivables)
g.	Trust excess spread percentage ((FC Coll – Charged-Off Rec – Monthly Interest +/- Net Swaps – Monthly Servicing Fee) / BOP Principal Receivables)
h.	Default Amount for Defaulted Accounts
i.	Recovery Amount
j.	Collections
i.	Total Trust Finance Charge Collections
ii.	Total Trust Principal Collections
iii.	Total Trust Collections

k.	Delinquency Data	Percentage	Total Receivables

i.	1-29 Days Delinquent
ii.	30-59 Days Delinquent
iii.	60-89 Days Delinquent
iv.	90-119 Days Delinquent
v.	120-149 Days Delinquent
vi.	150-179 Days Delinquent
vii.	180 or Greater Days Delinquent

IV.	Series Performance Data

a.	Portfolio Yield (Finance Charge Collections + Recoveries – Aggregate Investor Default Amount + PAA Inv Proceeds / BOP Collateral)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
b.	Base Rate (Noteholder Servicing Fee + Admin Fee + Monthly Interest / + Swap Payments – Swap Receipts / BOP Collateral)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
c.	Excess Spread Percentage (Portfolio Yield – Base Rate)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Quarterly Excess Spread Percentage

Exhibit B (Page 4)

V.       Investor Information Regarding Distributions to Noteholders

a.	The total amount of the distribution to Class A Noteholders per $1000 Note Initial Principal Balance.
b.	The amount of the distribution set forth in paragraph a. above in respect of interest on the Class A Notes, per $1000 Note Initial Principal Balance.
c.	The amount of the distribution set forth in paragraph a. above in respect of principal on the Class A Notes, per $1000 Note Initial Principal Balance.
d.	The total amount of the distribution to Class B Noteholders per $1000 Note Initial Principal Balance.
e.	The amount of the distribution set forth in paragraph d. above in respect of interest on the Class B Notes, per $1000 Note Initial Principal Balance.
f.	The amount of the distribution set forth in paragraph d. above in respect of principal on the Class B Notes, per $1000 Note Initial Principal Balance.
g.	The total amount of the distribution to Class C Noteholders per $1000 Note Initial Principal Balance.
h.	The amount of the distribution set forth in paragraph g. above in respect of interest on the Class C Notes, per $1000 Note Initial Principal Balance.
i.	The amount of the distribution set forth in paragraph g. above in respect of principal on the Class C Notes, per $1000 Note Initial Principal Balance.

VI.	Investor Information

a.	Class A Note Initial Principal Balance
b.	Class B Note Initial Principal Balance
c.	Class C Note Initial Principal Balance
d.	Initial Excess Collateral Amount (as of Payment Date)
e.	Initial Collateral Amount (as of Payment Date)
f.	Class A Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date
g.	Class B Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date

Exhibit B (Page 5)

h.	Class C Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date
i.	Excess Collateral Amount
i.	Beginning of Interest Period
ii.	Increase in Excess Collateral Amount in connection with the Supplemental Indenture
iii.	Reduction in Excess Collateral Amount
iv.	As of Payment Date
j.	Collateral Amount
i.	Beginning of Interest Period
ii.	Increase in Excess Collateral Amount in connection with the Supplemental Indenture

iii. Increase/Decrease in Unreimbursed Investor Charge-Offs

iv.	Increase/Decrease in Reallocated Principal Collections
v.	Reduction in Excess Collateral Amount
vi.	Principal Accumulation Account Deposit
vii.	As of Payment Date
viii.	Collateral Amount as a Percentage of Note Trust Principal Balance
ix.	Amount by which Note Principal Balance exceeds Collateral Amount
k.	Required Excess Collateral Amount

VII.	Investor Charge-Offs and Reallocated Principal Collections (Section references relate to Indenture Supplement)

a.	Beginning Unreimbursed Investor Charge-Offs
b.	Current Unreimbursed Investor Defaults
c.	Current Unreimbursed Investor Uncovered Dilution Amount
d.	Current Reimbursement of Investor Charge-Offs pursuant to Section 4.4(a)(viii)
e.	Ending Unreimbursed Investor Charge-Offs
f.	Beginning Unreimbursed Reallocated Principal Collections
g.	Current Reallocated Principal Collections pursuant to Section 4.7
h.	Current Reimbursement of Reallocated Principal Collections pursuant to Section 4.4(a)(viii)
i.	Ending Unreimbursed Reallocated Principal Collections

VIII.       Investor Percentages –BOP Balance and Series Account Information

a.	Allocation Percentage Numerator – for Finance Charge Collections and Default Amounts

Exhibit B (Page 6)

b.	Allocation Percentage Numerator – for Principal Collections
c.	Allocation Percentage Denominator
i.	Aggregate Principal Receivables Balance as of Prior Monthly Period
ii.	Number of Days at Balance
iii.	Average Principal Balance
d.	Sum of Allocation Percentage Numerators for all outstanding Series with respect to Finance Charge Collections and Default Amounts
e.	Sum of Allocation Percentage Numerators for all outstanding Series with respect to Principal Collections
f.	Average Daily Allocation Percentage, Finance Charge Collections and Default Amount (a./greater of c.iii. or d.)
g.	Average Daily Allocation Percentage, Principal Collections (b./ greater of c.iii. or e.)
h.	Series Allocation Percentage

IX.	Collections and Allocations

		Trust	Series
a.	Finance Charge Collections
b.	Recoveries
c.	Principal Collections
d.	Default Amount
e.	Dilution
f.	Investor Uncovered Dilution Amount
g.	Dilution including Fraud Amount

h.	Available Finance Charge Collections
i.	Investor Finance Charge Collections
ii.	Excess Finance Charge Collections allocable to Series 2018-2
iii.	Principal Accumulation Account Investment Proceeds
iv.	Investment earnings in the Reserve Account
v.	Reserve Account Draw Amount
vi.	Net Swap Receipts
vii.	Recoveries
i.	Available Finance Charge Collections (Sum of h.i through h.vii)
j.	Total Collections (c. Series + i.)
k.	Total Finance Charge Collections deposited in the Collection Account (net of any amounts distributed to Transferor and owed to Servicer)

X.	Application of Available Funds pursuant to Section 4.4(a) of the Indenture Supplement

a.	Available Finance Charge Collections
i.	On a pari passu basis:

Exhibit B (Page 7)

a.	Payment to the Indenture Trustee, to a maximum of $25,000
b.	Payment to the Trustee, to a maximum of $25,000
c.	Payment to the Administrator, to a maximum of $25,000

ii.	To the Servicer:
a.	Noteholder Servicing Fee
b.	Noteholder Servicing Fee previously due but not paid
c.	Total Noteholder Servicing Fee

iii.	On a pari passu basis:
a.	Class A Monthly Interest
b.	Class A Deficiency Amount
c.	Class A Additional Interest
d.	Class A Additional Interest not paid on prior Payment Date
iv.	On a pari passu basis:

a.	Class B Monthly Interest
b.	Class B Deficiency Amount
c.	Class B Additional Interest
d.	Class B Additional Interest not paid on prior Payment Date

v.	On a pari passu basis:
a.	Class C Monthly Interest
b.	Class C Deficiency Amount
c.	Class C Additional Interest
d.	Class C Additional Interest not paid on prior Payment Date

vi.	To be treated as Available Principal Collections
a.	Aggregate Investor Default Amount
b.	Aggregate Investor Uncovered Dilution Amount

vii.	To be treated as Available Principal Collections, to the extent not previously reimbursed
a.	Investor Charge-offs
b.	Reallocated Principal Collections

viii.	Excess of Required Reserve Account Amount Over Available Reserve Account Amount

ix.	Amounts required to be deposited to the Reserve Account

x.	To be treated as Available Principal Collections: Series Allocation Percentage of Minimum Free Equity Shortfall

xi.	Unless an Early Amortization Event has occurred, amounts that have not been paid pursuant to (a)(i) above

Exhibit B (Page 8)

xii.	The balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and first will be available for allocation to other Series in Group One and, then:
a.	Unless an Early Amortization Event has occurred, to the Transferor; or
b.	If an Early Amortization Event has occurred, first, to pay Monthly Principal in accordance with Section 4.4(c) of the Indenture Supplement to the extent not paid in full from Available Principal Collections (calculated without regard to amounts available to be treated as Available Principal Collections pursuant to this clause), second, to pay on a pari passu basis any amounts owed to such Persons listed in clause (a)(i) above that have been allocated to Series 2018-2 in accordance with Section 8.4(d) of the Indenture and that have not been paid pursuant to clauses (a)(i) and (a)(xii) above, and, third, any amounts remaining after payment in full of the Monthly Principal and amounts owed to such Persons listed in clause (a)(i) above shall be paid to the Issuer.

XI.	Excess Finance Charge Collections (Group One)

a.	Total Excess Finance Charge Collections in Group One
b.	Finance Charge Shortfall for Series 2018-2
c.	Finance Charge Shortfall for all Series in Group One
d.	Excess Finance Charges Collections Allocated to Series 2018-2

XII.	Available Principal Collections and Distributions (Section references relate to Indenture Supplement)

a.	Investor Principal Collections
b.	Less: Reallocated Principal Collections for the Monthly Period pursuant to Section 4.7
c.	Plus: Shared Principal Collections allocated to this Series
d.	Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(vii)
e.	Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(viii)
f.	Plus: During an Early Amortization Period, the amount of Available Finance Charge Collections used to pay principal on the Notes pursuant to Section 4.4(a)(xiv)

Exhibit B (Page 9)

g.	Available Principal Collections (Deposited to Principal Account)
i.	During the Revolving Period, Available Principal Collections treated as Shared Principal Collections pursuant to Section 4.4(b)
ii.	During the Controlled Accumulation Period, Available Principal Collections deposited to the Principal Accumulation Account pursuant to Section 4.4(c)(i), (ii)
iii.	During the Early Amortization Period, Available Principal Collections deposited to the Distribution Account pursuant to Section 4.4(c)
iv.	Series Shared Principal Collections available to Group One pursuant to Section 4.4(c)(iii)
v.	Principal Distributions pursuant to Section 4.4(e) in order of priority
a.	Principal paid to Class A Noteholders
b.	Principal paid to Class B Noteholders
c.	Principal paid to Class C Noteholders
vi.	Total Principal Collections Available to Share (Inclusive of Series 2018-2)
vii.	Series Principal Shortfall
viii.	Shared Principal Collections allocated to this Series from other Series

XIII.	Series 2018-2 Accumulation

a.	Controlled Accumulation Period Length in months (scheduled)
b.	Controlled Accumulation Amount
c.	Controlled Deposit Amount
d.	Accumulation Shortfall
e.	Principal Accumulation Account Balance
i.	Beginning of Interest Period
ii.	Controlled Deposit Amount
iii.	Withdrawal for Principal Payment
iv.	As of Payment Date

XIV.       Reserve Account Funding (Section references relate to Indenture Supplement)

a.	Reserve Account Funding Date (scheduled)
b.	Required Reserve Account Amount (0.50% of Note Principal Balance beginning on Reserve Account Funding Date)
c.	Beginning Available Reserve Account Amount
d.	Reserve Draw Amount

Exhibit B (Page 10)

e.	Deposit pursuant to 4.4(a)(ix) the excess of b. over c.
f.	Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(d)
g.	Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(e)
h.	Ending Available Reserve Account Amount

XV.       Series Early Amortization Events

a.	The Free Equity Amount is less than the Minimum Free Equity Amount

Free Equity:

i.	Free Equity Amount
ii.	Minimum Free Equity Amount
iii.	Excess Free Equity Amount

b.	The Note Trust Principal Balance is less than the Required Principal Balance Note Trust Principal Balance:
i.	Note Trust Principal Balance
ii.	Required Principal Balance
iii.	Excess Principal Balance

c.	The three-month Average Portfolio Yield is less than three-month average Base Rate Portfolio Yield:
i.	Three month Average Portfolio Yield
ii.	Three month Average Base Rate
iii.	Three Month Average Excess Spread

d.	The Note Principal Balance is outstanding beyond the Expected Principal Payment Date
i.	Expected Principal Payment Date
ii.	Current Payment Date

e.	Are there any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments?

f.	Are there any material breaches or pool of assets representations and warranties or covenants?

g.	Are there any material changes in criteria used to originate, acquire, or select new pool assets?

h.	Has an early amortization event occurred?

Exhibit B (Page 11)

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Noteholder’s Statement as of the ___ day of _____________.

SYNCHRONY FINANCIAL, as Servicer

By:
Name:
Title:

Exhibit B (Page 12)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES
AND COVENANTS (WITH RESPECT TO RECEIVABLES)

(a)          In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of the Closing Date:

(1)         The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(2)         The Receivables constitute either “accounts” or “general intangibles” within the meaning of the applicable UCC.

(3)         The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(4)         There are no consents or approvals required for the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

(5)         The Issuer (or the Administrator on behalf of the Issuer) has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Indenture in the Receivables.

(6)         Other than the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Receivables, except for the financing statement filed pursuant to the Indenture.

(7)         Notwithstanding any other provision of the Indenture, the representations and warranties set forth in this Schedule I shall be continuing, and remain in full force and effect, until such time as the Series 2018-2 Notes are retired.

(b)          The Indenture Trustee covenants that it shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule I.

(c)          The Issuer covenants that in order to evidence the interests of the Issuer and the Indenture Trustee under the Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables.

Schedule I (Page 1)